As filed with the Securities and Exchange Commission on August 25, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PriceSmart, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0628530 (I.R.S. Employer Identification No.)
9740 Scranton Road San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan, as Amended (Full Title of the Plan)
Francisco Velasco, Esq.
Executive Vice President, General Counsel, Chief Ethics & Compliance Officer and Secretary
PriceSmart, Inc.
9740 Scranton Road
San Diego, California, 92121
(Name and address of agent for service)
(858) 404-8800
(Telephone number, including area code, of agent for service)
Copies to:
Robert E. Burwell, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
44 Montgomery Street, 36th Floor | San Francisco, CA 94104
(415) 432-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, PriceSmart, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register an aggregate of 1,144,339 additional shares of Common Stock reserved for issuance under the PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan, as amended (the “2013 Plan”). The additional shares of Common Stock are of the same class as other securities for which the Registrant has filed a registration statement on Form S-8, filed with the SEC on April 4, 2013 (Registration No. 333-187722), and this Registration Statement hereby incorporates by reference the contents of such prior registration statement. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by certain of the Registrant’s directors and officers (together, the “Selling Stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of 105,661 shares of Common Stock that have been issued to such persons, or may be acquired by such persons pursuant to awards of restricted Common Stock and performance stock units previously granted, under the 2013 Plan prior to the filing of this Registration Statement, which shares may be deemed to be “restricted securities” under the Securities Act of 1933 (the “Securities Act”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to the participants of the 2013 Plan as specified by Rule 428(b)(1) under the Securities Act. The Registrant is not required to file these documents with the SEC either as a part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS
105,661 Shares of Common Stock
This reoffer prospectus relates to 105,661 shares of common stock, par value $0.0001 per share (“Common Stock”) of PriceSmart, Inc. (“PriceSmart” or the “Company”), that may be reoffered or resold from time to time by certain Selling Stockholders described in this reoffer prospectus. The Selling Stockholders received or will receive the shares of Common Stock that may be reoffered or resold by them pursuant to this reoffer prospectus (i) upon the vesting of awards of restricted Common Stock previously made to them pursuant to the PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan, as amended (the “2013 Plan”), and (ii) upon the vesting of performance stock units (“PSUs”), that were previously granted under the 2013 Plan but that vest after the date of this prospectus.
The Selling Stockholders may sell the shares of our Common Stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the Nasdaq Global Select Market, at prices different than prevailing market prices, or at privately negotiated prices. The Selling Stockholders may sell the shares of our Common Stock directly, or may sell them through brokers or dealers. The Selling Stockholders are not required to sell any shares of our Common Stock and there is no assurance that any of the Selling Stockholders will sell any or all of the shares of our Common Stock covered by this reoffer prospectus.
We will not receive any of the proceeds from the sale of these shares of our Common Stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering these shares of our Common Stock. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our Common Stock.
Our Common Stock is currently listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PSMT.” On August 21, 2023, the last sale price of our Common Stock reported on Nasdaq was $79.04 per share.
Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this reoffer prospectus, and under similar headings in the documents that are incorporated by reference into this reoffer prospectus and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this reoffer prospectus and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 25, 2023.

TABLE OF CONTENTS

REOFFER PROSPECTUS

i

ABOUT THIS REOFFER PROSPECTUS
This reoffer prospectus is part of a registration statement that we filed with the SEC. Before you invest, you should carefully read this reoffer prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this reoffer prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this reoffer prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement or to any document that is incorporated by reference in this reoffer prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained or incorporated by reference in this reoffer prospectus and the documents incorporated by reference herein. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this reoffer prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this reoffer prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this reoffer prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this reoffer prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States (the “U.S.”) who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this reoffer prospectus outside the U.S. This reoffer prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this reoffer prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated, information contained in this reoffer prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this reoffer prospectus and in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, as filed with the SEC on October 31, 2022, and our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2022, February 28, 2023 and May 31, 2023, as filed with the SEC on January 9, 2023, April 10, 2023 and July 10, 2023, respectively, which are incorporated by reference into this reoffer prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See the section of this reoffer prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Our trademarks include, without limitation, our name and corporate logo. Other service marks, trademarks and trade names contained in this reoffer prospectus, the accompanying prospectus or the documents incorporated by reference herein and therein are the property of their respective owners.

REOFFER PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this reoffer prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this reoffer prospectus, including the information incorporated by reference into this reoffer prospectus and the information referred to under the heading “Risk Factors” in this reoffer prospectus on page 4 and in the documents incorporated by reference into this reoffer prospectus.

Unless the context indicates otherwise, as used in this reoffer prospectus, the terms “PriceSmart,” “the Company,” “we,” “us” and “our” refer to PriceSmart, Inc., a Delaware corporation, and its subsidiaries.

About PriceSmart, Inc.

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise and services at low prices to PriceSmart Members. PriceSmart operates 51 warehouse clubs in 12 countries and one U.S. territory (nine in Colombia; eight in Costa Rica; seven in Panama; five each in the Dominican Republic and Guatemala, four in Trinidad; three each in Honduras and El Salvador; two each in Nicaragua and Jamaica; and one each in Aruba, Barbados and the United States Virgin Islands). In addition, the Company plans to open a warehouse club in Medellín, Colombia on August 31, 2023, a warehouse club in Escuintla, Guatemala in the fall of 2023 and a warehouse club in Santa Ana, El Salvador in early 2024. Once these three new clubs are open, the Company will operate 54 warehouse clubs.

Corporate Information
PriceSmart was incorporated in the State of Delaware in 1994. Our principal executive offices are located at 9740 Scranton Road, San Diego, California 92121. Our telephone number is (858) 404-8800. Our website home page on the Internet is www.pricesmart.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this reoffer prospectus. The PriceSmart, Inc. investor relations website or internet address is https://investors.pricesmart.com. On this website we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, and the annual report to the stockholders as soon as reasonably practicable after electronically filing such material with or furnishing it to the SEC. Our SEC reports can be accessed through the investor relations section of our website under “SEC Filings.” Additionally, the SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. These forward-looking statements include statements about, among other things, anticipated future revenues and earnings, adequacy of future cash flows, omni-channel initiatives, proposed warehouse club openings, the Company’s performance relative to competitors and related matters. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “possible,” “should,” “will,” “scheduled” and similar words or expressions are intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements, including, but not limited to: various political, economic and compliance risks associated with our international operations; adverse changes in economic conditions in our markets; natural disasters; volatility in currency exchange rates and illiquidity of certain local currencies in our markets; competition; consumer and small business spending patterns; political instability; increased costs associated with the integration of online commerce with our traditional business; whether the Company can successfully execute strategic initiatives; our reliance on third party service providers, including those who support transaction and payment processing, data security and other technology services; cybersecurity breaches that could cause disruptions in our systems or jeopardize the security of Member or business information; cost increases from product and service providers; interruption of supply chains; novel coronavirus (COVID-19) related factors and challenges; exposure to product liability claims and product recalls; recoverability of moneys owed to PriceSmart from governments; risks associated with our leadership transition; and other important risks and uncertainties described under the heading “Risk Factors” contained in this reoffer prospectus, any related free writing prospectus, and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. In light of these risks and uncertainties, these forward-looking events and circumstances may not occur, and actual results could differ materially and adversely from those described in or implied by any forward-looking statements we make. Although we have based our forward-looking statements on assumptions and expectations that we believe are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, it is not possible for us to predict all of the risks we may face, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations. As a result, forward-looking statements should not be relied on or viewed as predictions of future events, and such forward-looking statements should be read with the understanding that actual future results, levels of activity, performance and achievements may be materially different than our current expectations. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this reoffer prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We undertake no duty to update these forward-looking statements after the date of this reoffer prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

THE OFFERING
The following is a brief summary of certain terms of this offering.

Common Stock offered by the Selling Stockholders	105,661 shares

Securities being offered by the Company	None

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of Common Stock offered by this reoffer prospectus. All of the proceeds from the sale or other disposition of the shares of Common Stock offered by this reoffer prospectus will be received by the Selling Stockholders selling such shares.

Risk factors	Investing in our Common Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this reoffer prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Nasdaq Global Select Market symbol	Our Common Stock is listed on Nasdaq under the symbol “PSMT.”
RISK FACTORS
An investment in our Common Stock involves risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
The Selling Stockholders will receive all of the proceeds from the sale or other disposition of the shares of our Common Stock covered by this reoffer prospectus. We are not selling any securities under this reoffer prospectus and will not receive any proceeds from the sale or other disposition of the shares of our Common Stock covered by this reoffer prospectus.

SELLING STOCKHOLDERS
This reoffer prospectus covers the reoffer and resale by the Selling Stockholders or their transferees, pledgees, assignees, distributees, donees or other successors-in-interest, of an aggregate of up to 105,661 shares of our Common Stock that were previously acquired by the grant of restricted Common Stock and PSUs under the 2013 Plan.
The following table sets forth, as of the date of this reoffer prospectus, certain information regarding certain of the Selling Stockholders, the shares of our Common Stock that may be reoffered and resold by them pursuant to this reoffer prospectus, and other shares of our Common Stock beneficially owned by them. Each of the Selling Stockholders has voting and investment control power over his or her shares. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”
The Selling Stockholders may offer shares of our Common Stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the Selling Stockholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each Selling Stockholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the Selling

Stockholders. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Stockholder’s shares since the date of the information in the following table.
Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the Selling Stockholders or to other affiliates under the 2013 Plan, we may supplement this reoffer prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them.
The percentages appearing in the column entitled “Shares of Common Stock to Be Beneficially Owned upon Completion of this Offering” are based on 31,059,768 shares of Common Stock outstanding as of August 1, 2023. For purpose of computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of such Selling Stockholder, we deemed to be outstanding all shares of restricted Common Stock subject to vesting, regardless of vesting date, and all shares of Common Stock subject to restricted stock units (“RSUs”), PSUs or other derivative securities held by such Selling Stockholder that are exercisable, vested or convertible as of August 1, 2023 or that will become exercisable, vested or convertible within 60 days of August 1, 2023, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.
The Selling Stockholders are not required to sell any shares of our Common Stock, and there is no assurance that any of the Selling Stockholders will sell any or all of the shares of our Common Stock covered by this reoffer prospectus. We are not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Shares of Common Stock Beneficially Owned before this Offering(2)		Maximum Number of Shares of Common Stock to Be Sold pursuant to this Prospectus(3)	Shares of Common Stock to Be Beneficially Owned upon Completion of this Offering(4)
Selling Stockholders(1)	Number	Percentage	Number	Number	Percentage
Sherry Bahrambeygui	129,123(5)	*	47,598(6)	81,525	*
John Hildebrandt	23,586(7)	*	12,737(8)	10,849	*
Francisco Velasco	29,694(9)	*	12,339(10)	17,355	*
Michael L. McCleary	23,571(11)	*	10,906(12)	12,665	*
Ana Luisa Bianchi	20,878(13)	*	4,246	16,632	*
Rodrigo Calvo	18,467(14)	*	3,503	14,964	*
Diana Pacheco	5,729(15)	*	3,450	2,279	*
Frank R. Diaz	15,437(16)	*	3,185	12,252	*
Christopher Souhrada	4,608(17)	*	2,654	1,954	*
Laura M. Santana	22,007(18)	*	2,654	19,353	*
Brud Drachman	31,485(19)	*	2,389	29,096	*
*Represents beneficial ownership of less than 1%.
(1)	Unless otherwise indicated, the business address of each of these holders is c/o PriceSmart, Inc., 9740 Scranton Road, San Diego, California, 92121.
(2)	In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of restricted Common Stock subject to vesting, regardless of vesting date, and all shares of Common Stock subject to RSUs, PSUs or other derivative securities held by that person that are exercisable, vested or convertible as of August 1, 2023 or that will become exercisable, vested or convertible within 60 days of August 1, 2023, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Except as noted below with respect to Ms. Bahrambeygui, Mr. Hildebrandt, Mr. Velasco and Mr. McCleary, represents shares of restricted Common Stock acquired pursuant to grants made in September 2022 under the 2013 Plan irrespective of whether such grants are vested as of August 1, 2023 or will become vested within 60 days of August 1, 2023.
(4)	In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person following the offering, we deemed to be outstanding all shares of restricted Common Stock subject to vesting, regardless of vesting date, and all shares of Common Stock then subject to RSUs, PSUs or other derivative securities held by that person that are vested, exercisable or convertible as of August 1, 2023 or that would become vested, exercisable or convertible within 60 days of August 1, 2023, but we did not deem these shares of Common Stock outstanding for the purpose of computing the percentage ownership of any other person. We further presumed that the person sold all shares of Common Stock eligible to be resold in this offering irrespective any applicable vesting, exercisability or conversion limitations, but retained ownership of all other shares of Common Stock beneficially owned as of August 1, 2023.
(5)	Includes 43,728 shares owned by the Hosey Family Trust, of which Ms. Bahrambeygui is a trustee and 2,000 shares owned by Ms. Bahrambeygui’s children. Includes 2,234 shares subject to RSUs that do not vest within 60 days of August 1, 2023 and excludes 14,648 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(6)	Represents 32,950 shares granted to Ms. Bahrambeygui pursuant to a restricted stock award to be sold pursuant to this prospectus and 14,648 shares issued or to be issued pursuant to PSUs awarded to Ms. Bahrambeygui to be sold pursuant to this prospectus.
(7)	Includes 17,746 shares of restricted Common Stock that are subject to vesting restrictions and excludes 8,872 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(8)	Represents 8,491 shares granted to Mr. Hildebrandt pursuant to a restricted stock award to be sold pursuant to this prospectus and 4,246 shares issued or to be issued pursuant to PSUs awarded to Mr. Hildebrandt to be sold pursuant to this prospectus.
(9)	Includes 13,136 shares of restricted Common Stock that are subject to vesting restrictions and excludes 6,567 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(10)	Represents 8,226 shares granted to Mr. Velasco pursuant to a restricted stock award to be sold pursuant to this prospectus and 4,113 shares issued or to be issued pursuant to PSUs awarded to Mr. Velasco to be sold pursuant to this prospectus.
(11)	Includes 11,525 shares of restricted Common Stock that are subject to vesting restrictions and excludes 5,761 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(12)	Represents 7,271 shares granted to Mr. McCleary pursuant to a restricted stock award to be sold pursuant to this prospectus and 3,635 shares issued or to be issued pursuant to PSUs awarded to Mr. McCleary to be sold pursuant to this prospectus.
(13)	Includes 7,182 shares of restricted Common Stock that are subject to vesting restrictions and excludes 3,591 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(14)	Includes 5,756 shares of restricted Common Stock that are subject to vesting restrictions and excludes 2,878 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(15)	Includes 4,524 shares of restricted Common Stock that are subject to vesting restrictions and excludes 2,263 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(16)	Includes 5,339 shares of restricted Common Stock that are subject to vesting restrictions and excludes 2,669 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(17)	Includes 4,462 shares of restricted Common Stock that are subject to vesting restrictions and excludes 1,441 shares subject to PSUs that do not vest within 60 days of August 1, 2023.

(18)	Includes 4,291 shares of restricted Common Stock that are subject to vesting restrictions and excludes 2,145 shares subject to PSUs that do not vest within 60 days of August 1, 2023.
(19)	Includes 4,304 shares of restricted Common Stock that are subject to vesting restrictions and excludes 2,151 shares subject to PSUs that do not vest within 60 days of August 1, 2023.

PLAN OF DISTRIBUTION
The Common Stock covered by this reoffer prospectus is being registered by us for the account of the Selling Stockholders and their successors, including their transferees, pledgees, assignees, distributees, or donees or their successors.
The Common Stock offered hereby may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions on the Nasdaq Global Select Market or on any stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. A Selling Stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.
We are bearing all costs relating to the registration of the Common Stock covered by this reoffer prospectus. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder or other party selling such shares. In order to comply with the securities laws of certain states, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.
In addition to any shares sold hereunder, Selling Stockholders may sell Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby.
The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.
We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

LEGAL MATTERS
The validity of the securities being offered by this reoffer prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Francisco, California.
EXPERTS
The consolidated financial statements of PriceSmart Inc. appearing in PriceSmart Inc.’s Annual Report (Form 10-K) for the year ended August 31, 2022 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities being offered under this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this reoffer prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including PriceSmart. The SEC’s internet site can be found at http://www.sec.gov.

We maintain a website at www.pricesmart.com. Information contained in or accessible through our website does not constitute a part of this reoffer prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this reoffer prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this reoffer prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, filed with the SEC on October 31, 2022, including the information incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;
•	our Quarterly Reports on Form 10-Q for the periods ended November 30, 2022, February 28, 2023 and May 31, 2023, filed with the SEC on January 9, 2023 April 10, 2023 and July 10, 2023, respectively;
•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on December 9, 2022, February 1, 2023, February 6, 2023, February 9, 2023, March 10, 2023, March 24, 2023 and July 10, 2023; and
•	the description of our Common Stock contained in Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on October 31, 2022, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.
We also incorporate by reference into this reoffer prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this reoffer prospectus, or (ii) after the date of this reoffer prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this reoffer prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: PriceSmart, Inc., Attn: Investor Relations, 9740 Scranton Road, San Diego, California 92121, telephone: (858) 404-8800.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

105,661 Shares of Common Stock

REOFFER PROSPECTUS

August 25, 2023

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022, filed with the SEC on October 31, 2022, including the information incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;
(b)    the Registrant’s Quarterly Reports on Form 10-Q for the periods ended November 30, 2022, February 28, 2023 and May 31, 2023, filed with the SEC on January 9, 2023, April 10, 2023 and July 10, 2023, respectively;
(c)    the Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on December 9, 2022, February 1, 2023, February 6, 2023, February 9, 2023, March 10, 2023, March 24, 2023 and July 10, 2023; and
(d)    the description of our Common Stock contained in Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on October 31, 2022, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s certificate of incorporation generally provides for mandatory indemnification of the Registrant’s directors and officers to the full extent provided by Delaware law. In addition, the Registrant has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under Delaware law, including under circumstances for which indemnification would otherwise be discretionary under Delaware law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our charter, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our board of directors pursuant to the applicable procedure outlined in our bylaws.

Item 7.    Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to the reoffer prospectus were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions not involving any public offering. The recipients of the securities in each of these transactions are accredited investors, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.
4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.
4.4(4)	Second Amended and Restated Bylaws of the Registrant.
4.5(5)	Amendment to Second Amended and Restated Bylaws of the Company.
4.6(6)	Specimen of Common Stock certificate.
4.7(7)	Description of Registrant’s Securities.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1(8)**	Amended and Restated 2013 Equity Incentive Award Plan of PriceSmart, Inc., as amended.
99.2(9)**	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. (for awards prior to July 16, 2019).
99.3(9)**
Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. for Employees of Foreign Subsidiaries (for awards prior to July 16, 2019).

99.4(9)**	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Non-Employee Directors under the 2013 Equity Incentive Award Plan of PriceSmart, Inc.
99.5(10)**	Form of Performance Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. (for awards prior to July 16, 2019).
99.6(11)**	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. (for awards on or after July 16, 2019).
99.7(11)**
Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. for Employees of Foreign Subsidiaries (for awards on or after July 16, 2019).

99.8(11)**	Form of Performance Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. (for awards on or after July 16, 2019).
107*	Filing Fee Table
*    Filed herewith as an exhibit.
**    Management contract or compensatory plan or arrangement.
(1)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 1997 filed with the SEC on November 26, 1997.
(2)     Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2004 filed with the SEC on April 14, 2004.
(3)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 2004 filed with the SEC on November 24, 2004.
(4)     Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on July 17, 2015.
(5)     Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2022.
(6)     Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the SEC on December 2, 2004.
(7)     Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 2020 filed with the SEC on October 30, 2020.
(8)     Incorporated by reference to Appendix B to the Registrant’s proxy statement on Schedule 14A relating to the 2021 Annual Meeting of Stockholders of the Company filed with the SEC on December 18, 2020.
(9)     Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the SEC on April 4, 2013.
(10)     Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 2018 filed with the SEC on October 25, 2018.

(11)     Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2019 filed with the SEC on January 9, 2020.

Item 9.    Undertakings.

1. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 25th day of August, 2023.
PRICESMART, INC.

By:	/s/ MICHAEL L. MCCLEARY
Michael L. McCleary Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Robert E. Price and Michael L. McCleary, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitutes or substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT E. PRICE	Interim Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 25, 2023
Robert E. Price

/s/ MICHAEL L. MCCLEARY	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2023
Michael L. McCleary

/s/ DAVID R. SNYDER	Vice Chairman and Lead Independent Director	August 25, 2023
David R. Snyder

/s/ SHERRY S. BAHRAMBEYGUI	Director	August 25, 2023
Sherry S. Bahrambeygui

/s/ JEFFREY R. FISHER	Director	August 25, 2023
Jeffrey R. Fisher

/s/ GORDON H. HANSON	Director	August 25, 2023
Gordon H. Hanson

/s/ BEATRIZ V. INFANTE	Director	August 25, 2023
Beatriz V. Infante

/s/ LEON C. JANKS	Director	August 25, 2023
Leon C. Janks

/s/ PATRICIA MÁRQUEZ	Director	August 25, 2023
Patricia Márquez

/s/ DAVID N. PRICE	Director	August 25, 2023
David N. Price

/s/ EDGAR ZURCHER	Director	August 25, 2023
Edgar Zurcher

/s/ JOHN D. THELAN	Director	August 25, 2023
John D. Thelan